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                                                                   EXHIBIT 10.13

                         EMPLOYMENT AGREEMENT AMENDMENT


         This Employment Agreement Amendment ("Amendment") dated and effective as of December 1, 1998 is entered into by and between American Residential Services, Inc., a Delaware corporation (the "Company") and Terri L. Hardt (the "Employee").

         WHEREAS, the Company and the Employee are parties to that certain Employment Agreement dated as of April 28, 1997, (the "Employment Agreement"), and;

         WHEREAS, the Company and Employee desire to amend Section 4 of the Employment Agreement, entitled Term.

         NOW, THEREFORE, in consideration of the premises and covenants contained herein and for such other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Employee hereby agree as follows:

         1. Section 4 of the Employment Agreement, entitled Term, is hereby amended by replacing the entirety thereof with the following text:

                  4.  Term.

                           The term of the Employee's employment under this
                  Agreement shall commence on the date of this Agreement and shall end, without the necessity of any further action by any person, on April 28, 2000. Such term is referred to herein as the "Employment Term".

         2. All terms and conditions of the Employment Agreement which are unaffected by this Amendment shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company and the Employee have executed this Amendment effective as of the date first above written.

AMERICAN RESIDENTIAL SERVICES, INC.              EMPLOYEE



-------------------------------                  --------------------------
     John D. Held                                      Terri L. Hardt
     Senior Vice President